UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005 (June 27, 2005)

WQN, INC.

(Name of Registrant)

Delaware	000-27751	75-2838415
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

14911 Quorum Drive, Suite 140, Dallas, Texas, U.S.A.
(Address of principal executive officers)

75254
(Zip Code)

972-361-1980
(Registrant’s telephone number,
including area code)

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Pursuant to a Subscription Agreement (a copy of which is attached as Exhibit 10.1) dated effective as of June 27, 2005 we committed to invest up to $10,000,000 in Seaview Mezzanine Fund LP, a limited partnership seeking approval to operate as a Small Business Investment Company by the U.S Small Business Administration and have invested approximately $1,000,000 as of July 1, 2005. Upon closing the subscription, we joined the Seaview Mezzanine Fund LP Agreement of Limited Partnership (a copy of which is attached as Exhibit 10.2) as a limited partner. Seaview invests in mezzanine securities in a diversified portfolio of small to mid-size companies. Generally, the limited partnership agreement runs for a 10 year term and the remainder of our commitment is callable by Seaview over the next 5 years.

Item 5.02. Departure of Principal Officer; Appointment of Principal Officer.

(a)	Victor Grijalva, our Chief Financial Officer, resigned effective June 30, 2005. Michael Miller was appointed Chief Accounting Officer by our board of directors on June 30, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Subscription Agreement of Seaview Mezzanine Fund LP, dated as of June 27, 2005 (Exhibits Omitted)

10.2	Seaview Mezzanine Fund LP Agreement of Limited Partnership, dated as of December 8, 2004 (Exhibits Omitted). Portions of this Agreement have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment. The location of these omissions is marked by [ ].

FORWARD-LOOKING STATEMENTS

     The information in this report contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. Such statements are based upon current expectations that involve risks and uncertainties that may be outside of our control. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2005	WQN, INC.
	By:	/s/ B. Michael Adler
B. Michael Adler
President and Chief Executive Officer